UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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Preliminary Proxy Statement

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material under §240.14a-12

Legacy Housing Corporation

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Fee computed on table in exhibit by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

LEGACY HOUSING CORPORATION
1600 Airport Freeway, Suite 100
Bedford, Texas 76022
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
December 18, 2025
To Our Stockholders:
The Annual Meeting of Stockholders of Legacy Housing Corporation (“Legacy” or the “Company”) will be held on Thursday, December 18, 2025, at our offices located at 1600 Airport Freeway, Suite 100, Bedford, Texas 76022, at 10:00 a.m., local time. At the meeting, you will be asked to:
•
Elect five directors for a term of one year or until their successors are elected and qualified; and

•
Ratify the appointment of Frazier & Deeter, LLC as our independent registered public accounting firm for the year ending December 31, 2025.

Action will also be taken on any other matters that properly come before the meeting. If you are a stockholder of record at the close of business on October 29, 2025, you are entitled to vote at the meeting or at any adjournment or postponement of the meeting. This notice and proxy statement are first being mailed to stockholders on or about November 13, 2025.
Please sign, date and return the enclosed proxy card as soon as possible so your shares may be voted as you direct.
By Order of the Board of Directors,
Kenneth E. Shipley Interim Chief Executive Officer
Bedford, Texas
November 12, 2025

LEGACY HOUSING CORPORATION
1600 Airport Freeway, Suite 100
Bedford, Texas 76022
PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
Thursday, December 18, 2025
The Annual Meeting of Stockholders of Legacy Housing Corporation (“Legacy” or the “Company”) will be held on Thursday, December 18, 2025, at our offices located at 1600 Airport Freeway, Suite 100, Bedford, Texas 76022, at 10:00 a.m., local time (the “Annual Meeting”).
Our Board of Directors (the “Board”) is soliciting your proxy to vote your shares of common stock at the Annual Meeting or any adjournments of that meeting. This proxy statement, which was prepared by our management team for the Board, contains information about the matters to be considered at the meeting or any adjournments or postponements of the meeting. All proxies will be voted in accordance with the instructions they contain. If you do not specify your voting instructions on the proxy you submit for the meeting, it will be voted in accordance with the recommendation of the Board. You may revoke your proxy at any time before it is exercised at the meeting by giving our Secretary written notice to that effect. This proxy statement and our annual report are first being sent to stockholders on or about November 13, 2025.
ABOUT THE MEETING
What is being considered at the Annual Meeting?
The proposals to be voted on at the Annual Meeting are:
•
The election of five directors for a term of one year or until their successors are elected and qualified (the “Election of Directors”); and

•
The ratification of the appointment of Frazier & Deeter, LLC as our independent registered public accounting firm for the year ending December 31, 2025.

The Board does not intend to present at the meeting any matters not referred to in the form of proxy. If any proposal not set forth in this proxy statement should be presented for action at the meeting and is a matter which should come before the meeting, it is intended that the shares represented by proxies will be voted with respect to such matters in accordance with the judgment of the persons voting them.
Who can vote at the meeting?
You may vote if you owned common stock as of the close of business on October 29, 2025. Each share of stock is entitled to one vote.
Who is being nominated for director?
The director candidates nominated for election at the Annual Meeting are Curtis D. Hodgson, Kenneth E. Shipley, Brian J. Ferguson, Skyler M. Howton and Jeffrey K. Stouder. Each individual is an existing director.
What is the difference between a stockholder “of record” and a “street name” holder?
If your shares are registered directly in your name, you are considered the stockholder of record with respect to those shares.
If your shares are held in a stock brokerage account or by a bank, trust or other nominee, then the broker, bank, trust or other nominee is considered to be the stockholder of record with respect to those shares. However, you are still considered to be the beneficial owner of those shares, and your shares are said to be held in “street name.” Street name holders generally cannot submit a proxy or vote their shares directly and must instead instruct the broker, bank, trust or other nominee how to vote their shares. Stockholders whose shares are held in street name through a brokerage account may receive separate forms or instructions from their respective brokers for voting purposes. Stockholders are encouraged to consult with their brokers or review any additional materials provided by their brokers in conjunction with this proxy statement.
How many votes must be present to hold the meeting?
Your shares are counted as present at the meeting if you attend the meeting in person or if you properly return a proxy by mail. In order for us to conduct our meeting, a majority of our outstanding shares as of October 29, 2025, the record date, must be present at the meeting, in person or by proxy. This is referred to as a quorum. On October 29, 2025, we had 23,868,727 shares issued and outstanding.
If you are a record holder and you submit your proxy, regardless of whether you abstain from voting on one or more matters, your shares will be counted as present at the Annual Meeting for the purpose of determining a quorum. If your shares are held in “street name,” your shares are counted as present for purposes of determining a quorum if your broker, bank, trust or other nominee submits a proxy covering your shares. Your broker, bank, trust or other nominee is entitled to submit a proxy covering your shares as to certain routine matters such as ratification of independent registered public accountants, even if you have not instructed your broker, bank, trust or other nominee on how to vote on those matters. Please see the subsection “What happens if I do not specify how I want to vote my shares?” below. In the absence of a quorum, the Annual Meeting may be adjourned to a day, time and place as determined by the chair of the meeting.
What should I do if I receive more than one proxy card or other set of proxy materials from the Company?
If you hold your shares in multiple accounts or registrations, or in both registered and street name, you will receive a proxy card for each account. Please sign, date and return all proxy cards you receive from the Company. Only your latest dated proxy for each account will be voted. We recommend that you contact your broker and/or our transfer agent to consolidate as many accounts as possible under the same name and address. Our transfer agent is Continental Stock Transfer & Trust Company, tel.: (212) 509-4000.
How do I vote?
If you are a record holder of shares of common stock, you can vote in three ways:
1.
By Internet:   You may vote by proxy via the internet at https://www.cstproxy.com/legacyhousingcorp/2025 by following the instructions at such website. You must have the control number that is included on the proxy card when voting.

2.
By Mail:   You may vote by mail by completing and signing your proxy card or voting instruction form and mailing it in the enclosed postage prepaid envelope we provided so that it is received by December 17, 2025, one day before the Annual Meeting.

3.
In Person at the Meeting:   If you attend the Annual Meeting, you may deliver your completed proxy card in person or you may vote by completing a ballot, which we will provide to you at the Annual Meeting.

What happens if I do not specify how I want to vote my shares?
As a stockholder of record, if you submit a signed proxy card or submit your proxy by Internet and do not specify how you want your shares voted, the person named in the proxy will vote your shares “FOR” the director nominees recommended by the Board and “FOR” the ratification of the appointment of Frazier & Deeter, LLC as our independent registered public accounting firm for the year ending December 31, 2025.
A “broker non-vote” occurs when a nominee holding shares for a beneficial owner has not received voting instructions from the beneficial owner and the nominee does not have discretionary authority to vote the shares. If you hold your shares in street name and do not provide voting instructions to your broker or other nominee, your shares will be considered to be broker non-votes and will not be voted on any proposal on which your broker or other nominee does not have discretionary authority to vote. Shares that constitute broker non-votes will be counted as present at the Annual Meeting for the purpose of determining a quorum but will not be considered entitled to vote on all the proposals in question. Brokers generally have discretionary authority to vote on the ratification of the appointment of Frazier & Deeter, LLC as our independent registered public accounting firm, which is considered a “routine” matter. Brokers, however, do not have discretionary authority to vote on the election of directors to serve on our Board, which is considered “non-routine” under Nasdaq rules.
In their discretion, the proxy holders named in the proxy are authorized to vote on any other matters that may properly come before the Annual Meeting and at any continuation, postponement or adjournment thereof. The Board knows of no other items of business that will be presented for consideration at the Annual Meeting other than those described in this Proxy Statement. No stockholder proposal or nomination was received prior to the deadline set forth in our Bylaws and, accordingly, no such matters may be brought to a vote at the Annual Meeting.
Can I change my mind after I vote?
Yes, you may revoke your proxy and change your vote at any time before the polls close at the Annual Meeting. You can do this by (1) signing another proxy with a later date and returning it to us prior to the meeting or (2) voting again at the Annual Meeting.
Who will count the votes and how will votes be counted?
Representatives of Continental Stock Transfer & Trust Company, the transfer agent for our common stock (“Common Stock”), will tabulate the votes as required by Texas law, the state of our incorporation, who will separately tabulate affirmative and negative votes, as well as abstentions and broker non-votes. Shares held by persons attending the Annual Meeting but not voting, shares represented by proxies that reflect abstentions as to one or more proposals and broker non-votes will be counted as present for purposes of determining a quorum.
Each share of common stock will be counted as one vote according to the instructions contained on a proper proxy card, whether submitted in person, by mail, internet, on a ballot voted in person at the meeting, or in accordance with the instructions provided by your broker.
What vote is required to approve each of the matters to be considered at the meeting?
Proposal 1: Election of Directors.   Provided that a quorum is present at the Annual Meeting, a majority of the shares of stock present in person or by proxy at the Annual Meeting and entitled to vote on this proposal is required for the election of directors under Proposal 1. You may vote “FOR,” “AGAINST” or “ABSTAIN” any one or more of the nominees. To elect a nominee, the shares voted “FOR” such nominee must exceed the number of shares voted “AGAINST” that nominee. An abstention will have the same effect as a vote “AGAINST” a nominee. If you do not instruct your broker how to vote with respect to this proposal, your broker may not vote your shares with respect to the election of directors. Any shares not voted will be treated as broker non-votes, and broker non-votes will have no effect on the results of the Election of Directors.
Proposal 2: Ratification of Independent Registered Public Accounting Firm.   Provided that a quorum is present at the Annual Meeting, a majority of the shares of stock present in person or by proxy at the Annual Meeting and entitled to vote on this proposal is required to ratify Frazier & Deeter, LLC as our independent registered public accounting firm under Proposal 2. You may vote “FOR,” “AGAINST” or “ABSTAIN” the ratification of Frazier & Deeter, LLC as our independent registered public accounting firm. To ratify Frazier & Deeter, LLC as our independent registered public accounting firm, the shares voted “FOR” this proposal must exceed the number of shares voted “AGAINST”. An abstention will have the same effect as a vote “AGAINST”. If you are a beneficial owner, your broker, bank or other nominee may vote your shares on this proposal without receiving voting instructions from you. If a broker does not exercise this authority, broker non-votes will have no effect on the outcome of Proposal 2.
Will my vote be kept confidential?
Yes, your vote will be kept confidential, and we will not disclose your vote, unless (1) we are required to do so by law (including in connection with the pursuit or defense of a legal or administrative action or proceeding) or (2) there is a contested election for the Board.

How does the Board recommend that I vote on the proposals?
The Board recommends that you vote “FOR” each of the director nominees, Curtis D. Hodgson, Kenneth E. Shipley, Brian J. Ferguson, Skyler M. Howton and Jeffrey K. Stouder, each for a term of one year.
The Board recommends that you vote “FOR” the ratification of the appointment of Frazier & Deeter, LLC as our independent registered public accounting firm for the year ending December 31, 2025.
Where can I find the voting results?
We will report the voting results in a Current Report on Form 8-K that will be filed with the U.S. Securities and Exchange Commission (the “SEC”) within four business days after the conclusion of the Annual Meeting.
How and when may I submit a stockholder proposal, including a stockholder nomination for director, for the 2026 Annual Meeting?
If you are interested in submitting a proposal for inclusion in our proxy statement for the 2026 Annual Meeting, you need to follow the procedures outlined in Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). To be eligible for inclusion, we must receive your stockholder proposal for our proxy statement for the 2026 Annual Meeting of Stockholders at our principal office in Bedford, Texas no later than July 16, 2026, which is 120 days before the one-year anniversary date on which this proxy statement was mailed to our stockholders in connection with the Annual Meeting, and must otherwise comply with the rules promulgated by the SEC. However, if the date of the 2026 Annual Meeting is changed by more than 30 days from the anniversary date of the Annual Meeting, then the deadline is a reasonable time before we begin to print and mail proxy materials for the 2026 Annual Meeting. In such an event, we expect to issue a press release announcing such change and take reasonable steps necessary to inform other relevant parties of the change, including intermediaries in the proxy process.
In addition to Rule 14a-8 of the Exchange Act set forth above, under our Bylaws, written notice of stockholder nominations to the Board or any other stockholder proposals that are to be included in the proxy statement for the 2026 Annual Meeting (the “2026 Proxy Statement”) pursuant to Section 2.3 of our Bylaws (the “Stockholder Notice”), must be delivered to our Secretary at our offices at 1600 Airport Freeway, Suite 100, Bedford, Texas 76022, not later than 90 days (September 19, 2026) nor earlier than 120 days (August 20, 2026) prior to the one-year anniversary date of the Annual Meeting. Accordingly, any eligible stockholder who wishes to have a nomination considered at the 2026 Annual Meeting and included in the 2026 Proxy Statement must deliver the Stockholder Notice (containing the information specified in our Bylaws regarding the stockholder and the proposed nominee) to the Secretary between August 20, 2026 and September 19, 2026. However, if the date of the 2026 Annual Meeting is earlier or delayed by more than 30 days from the one-year anniversary date of the Annual Meeting, the Stockholder Notice must be delivered to the Secretary not earlier than the close of business on the 120th day prior to the 2026 Annual Meeting and not later than the close of business on the later of: (i) the 90th day prior to the 2026 Annual Meeting; or (ii) the 10th day following public announcement by the Company of the date of the 2026 Annual Meeting.
Further, in addition to satisfying the provisions in our Bylaws relating to nominations of director candidates, including the deadline for written notices, to comply with the SEC’s universal proxy rule, stockholders who intend to solicit proxies in support of director nominees other than our nominees in compliance with Rule 14a-19 under the Exchange Act (including a statement that such stockholder intends to solicit the holders of shares representing at least 67% of the voting power of the Company’s shares entitled to vote on the election of directors in support of director nominees other than the Company’s nominees), must provide notice that sets forth the information required by Rule 14a-19(b) no later than 60 days prior to the anniversary date of the Annual Meeting (for the 2026 Annual Meeting, no later than October 19, 2026). However, if the date of the 2026 Annual Meeting changes by more than 30 days from the one-year anniversary date of the Annual Meeting, such notice must instead be provided by the later of: (i) 60 days prior to the date of the 2026 Annual Meeting; or (ii) the 10th calendar day following public announcement by the Company of the date of the 2026 Annual Meeting.
What are the costs of soliciting these proxies and who will pay?
We will bear the costs of mailing the proxy statement and solicitation of proxies, which we estimate to be approximately $9,000. In addition to solicitations by mail, our directors, officers and regular employees may solicit proxies by telephone, email and personal communication. No additional remuneration will be paid to any director, officer or employee of the Company for such solicitation. We will request brokers, custodians and fiduciaries to forward proxy soliciting material to the owners of shares of our Common Stock that they hold in their names. To the extent necessary in order to assure sufficient representation, our officers and regular employees may request the return of proxies personally, by telephone or email. The extent to which this will be necessary depends entirely upon how promptly proxies are received, and stockholders are urged to send in their proxies without delay.
Do I have appraisal rights?
Stockholders of our Company do not have appraisal rights under Texas law or under the governing documents of our Company with respect to the matters to be voted upon at the Annual Meeting.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS
Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement and annual report may have been sent to multiple stockholders in your household unless we received contrary instructions from one or more stockholders. We will promptly deliver a separate copy of either document to you if you contact us at the following address or telephone number: Legacy Housing Corporation, 1600 Airport Freeway, Suite 100, Bedford, Texas 76022, tel.: (817) 799-4900. If you want to receive separate copies of the proxy statement or annual report in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address.

PROPOSAL 1: ELECTION OF DIRECTORS
Our Certificate of Formation provides that the number of directors is fixed by Board resolution. Our Board consists of five directors, who are listed below:
Name	Age	Principal Occupation	Director Since
Curtis D. Hodgson	71	Co-Founder and Director – Legacy Housing	2018
Kenneth E. Shipley	66	Co-Founder, Chairman of the Board of Directors and Interim Chief Executive Officer – Legacy Housing	2018
Brian J. Ferguson(1)	46	Attorney and Certified Public Accountant	2023
Skyler M. Howton(1)	38	Attorney	2024
Jeffrey K. Stouder(2)	54	Chief Accounting Officer – Tungsten Automation	2020

(1)
Member of the Audit Committee, Compensation Committee and Nominations and Corporate Governance Committee.

(2)
Member of the Audit Committee and the Compensation Committee.

Unless you indicate otherwise, shares represented by executed proxies will be voted “FOR” the election as directors of the persons listed above. As of the date of this proxy statement, the Company has no reason to believe that any nominee will be unable to serve or for good cause will not serve as a director. However, if for any reason a nominee becomes unable to serve or for good cause will not serve if elected, the Nominations and Corporate Governance Committee may recommend, and the Board may propose a substitute nominee at the Annual Meeting and the proxies identified in the proxy card will vote to approve the election of the substitute nominee. If substitute nominees are proposed, we will, in full compliance with all applicable state and federal laws and regulations, file an amended proxy statement and proxy card that, as applicable, (1) identifies the substitute nominee(s), (2) discloses that such nominees have consented to being named in the revised proxy statement and to serve if elected and (3) includes the disclosure required by Item 7 of Schedule 14A with respect to such nominees.
Director Qualifications
Our Board, acting through our Nominations and Corporate Governance Committee, is responsible for nominating directors that have the experience, qualifications, skills, and attributes necessary to guide the Company and effectively serve on the Board. To that end, we have highlighted specific experience, qualifications and skills that we believe qualify each individual to serve as a director of Legacy.
Director Biographies
The following is a brief account of our directors’ business experience:
Curtis D. Hodgson co-founded our company in 2005, served as our Co-Chief Executive Officer from January 2018 to February 2019, as our Executive Chairman through December 2024, and currently serves as a member of our Board. He has been a member of our Board since January 2018. Prior to that, Mr. Hodgson served as a partner of the company’s predecessor, Legacy Housing, Ltd., and controlled its general partner. Over the past 38 years, Mr. Hodgson has owned and operated several manufactured home retail operations and manufactured housing communities in Texas. Mr. Hodgson has significant expertise in the manufactured housing industry. Mr. Hodgson earned a B.S. in Engineering from the University of Michigan and J.D. from The University of Texas.
Mr. Hodgson’s prior experience as a director and senior executive officer of the Company and knowledge of the manufactured housing industry make him well qualified to serve on our Board.
Kenneth E. Shipley co-founded our company in 2005, served as our Co-Chief Executive Officer from January 2018 to February 2019, served as our President and Chief Executive Officer from February 2019 to June 2022, served as our Executive Vice President from June 2022 to October 2025 and currently serves as Chairman of the Board and Interim Chief Executive Officer of the Company. He has been a member of our

Board since January 2018. Prior to that, Mr. Shipley served as a partner of the company’s predecessor, Legacy Housing, Ltd. Mr. Shipley has more than 30 years of experience in the manufactured home industry. Since 1981, he has also owned and operated Bell Mobile Homes in Lubbock, Texas, a manufactured home retailer.
Mr. Shipley’s prior experience as a director and senior executive officer of the Company and knowledge of the manufactured housing industry make him well qualified to serve on our Board.
Brian J. Ferguson was elected to our Board in December 2023. He has practiced law as a Texas attorney since 2005 and was a certified as public accountant in 2006. He currently owns and manages a portfolio of oil and gas interests concentrated in West Texas and real estate holdings in the Rio Grande Valley. In addition, Mr. Ferguson has consulted on audit, compliance, and regulatory issues for publicly traded companies and registered investment advisors since 2005. He is a 2002 graduate of the University of Texas Undergraduate School of Business and Graduate School of Business. He graduated from the University of Texas School of Law in 2005. He was commissioned as an officer in the United States Air Force, where he continues to serve in the Reserve component.
Mr. Ferguson’s experience on audit, compliance and regulatory matters makes him well qualified to serve on our Board.
Skyler M. Howton was elected to our Board in December 2024. She has practiced law as a Dallas-based attorney since 2013, and she currently serves as the Mass Torts Practice Group Leader at the Rogge Dunn Group, PC, where she handles product liability claims against major corporations nationwide. Ms. Howton has also represented small, large, and Fortune 50 companies over her more than ten years’ experience at AM Law 100 firms. Ms. Howton is a 2009 graduate of Pepperdine University and a 2012 graduate of Baylor Law School, where she served as Articles Editor of the Baylor Law Review. In 2022, Ms. Howton returned to Baylor Law School to obtain an LLM in Litigation Management. Ms. Howton is active in the Dallas community. Ms. Howton served as a Dallas CASA for more than five years. Ms. Howton currently serves as a committee chair for Attorneys Serving the Community, a position she has held for nearly ten years, and as a Vice President on the Board of Directors for the Dallas Women Lawyers Association.
Ms. Howton’s experience on compliance, regulatory and corporate governance matters makes her well qualified to serve on our Board.
Jeffrey K. Stouder was elected to our Board in December 2020. Mr. Stouder is the Chief Accounting Officer at Tungsten Automation, a global leader in intelligent workflow automation. Mr. Stouder’s career spans over 30 years, leading global accounting and finance organizations across software, manufacturing, and IT hardware industries. Prior to Tungsten Automation, Mr. Stouder served as Vice President, Global Controller at E2open, LLC from August 2019 — September 2025. Previously, Mr. Stouder was Chief Financial Officer at Global Resale and held leadership roles at NBG Home and Dell Technologies. Mr. Stouder began his career at Arthur Andersen LLP in the Dallas office, where he worked in the audit practice from 1994 to 2000. Mr. Stouder received his B.B.A. and M.S. Accounting degrees from Texas Tech University and is a certified public accountant.
Mr. Stouder’s 30 years of experience in accounting, finance, audit, corporate governance, mergers and investor relations makes him well qualified to serve on our Board.
There are no family relationships among any of the directors and executive officers.
Approval Requirement and Treatment of Votes
Provided that a quorum is present at the Annual Meeting, a majority of the shares of stock present in person or by proxy at the Annual Meeting and entitled to vote on this proposal is required for the election of directors. To elect a nominee, the shares voted “FOR” such nominee must exceed the number of shares voted “AGAINST” that nominee. An abstention will have the same effect as a vote “AGAINST” a nominee.

If you do not instruct your broker how to vote with respect to this proposal, your broker may not vote your shares with respect to the election of directors. Any shares not voted will be treated as broker non-votes, and broker non-votes will have no effect on the results of the Election of Directors.
Board Recommendation
The Board recommends a vote “FOR” the election of each of the nominees listed above. Proxies will be voted “FOR” the election of each of the nominees unless otherwise specified.

PROPOSAL 2: RATIFICATION OF THE INDENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of the Board has appointed of Frazier & Deeter, LLC (“Frazier & Deeter”) as our independent registered public accounting firm for the year ending December 31, 2025, and the Board has directed that management submit this selection for ratification by the stockholders at the Annual Meeting. Frazier & Deeter has served as our independent registered public accounting firm and has audited our financial statements since 2023. The Audit Committee periodically considers whether there should be a rotation of our independent registered public accountants. The members of the Audit Committee believe that the continued retention of Frazier & Deeter as our independent registered public accountants is in the best interests of the Company.
Stockholder ratification of the appointment of Frazier & Deeter as our independent registered public accounting firm is not required. The Board is submitting the selection of Frazier & Deeter to the stockholders for ratification because we believe it is a matter of good corporate governance practice. If our stockholders fail to ratify the appointment, the Audit Committee will reconsider whether to retain Frazier & Deeter but still may retain them. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the selection of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in our best interests and that of our stockholders.
Change in Auditor
As reported in our Current Report on Form 8-K filed on November 2, 2023, on October 27, 2023, the Company was notified that its independent registered public accounting firm, CohnReznick LLP (“CohnReznick”), would resign, without cause, effective November 22, 2023. The Company engaged CohnReznick on May 9, 2023 (the “Engagement Date”), following CohnReznick’s acquisition of the Company’s prior independent registered public accounting firm, Daszkal Bolton LLP (“Daszkal”), on March 1, 2023.
The reports of CohnReznick on our consolidated financial statements for the fiscal year ended December 31, 2022 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that CohnReznick advised the Company of material weaknesses in its internal control over financial reporting in the fiscal year ended December 31, 2022. In connection with the audits of our consolidated financial statements for the fiscal year ended December 31, 2022, and in the subsequent interim period through November 22, 2023, there were no disagreements with CohnReznick on any matters of accounting principles or practices, financial statement disclosure or auditing scope and procedures which, if not resolved to the satisfaction of CohnReznick, would have caused CohnReznick to make reference to the matter in their report. There were no reportable events (as that term is described in Item 304(a)(1)(v) of Regulation S-K) during the fiscal year ended December 31, 2022, or in the subsequent period through November 22, 2023.
On November 6, 2023, the Company engaged Frazier & Deeter to serve as its new independent registered public accounting firm. The engagement was approved by the Company’s Audit Committee and took effect after the Company’s third quarter earnings release on November 9, 2023. Frazier & Deeter continues to serve as the Company’s independent registered public accounting firm.
We provided a copy of the foregoing disclosures to CohnReznick and requested that CohnReznick furnish us with a letter addressed to the SEC stating whether CohnReznick agrees with the above statements. A copy of CohnReznick’s letter, dated November 2, 2023, was filed as Exhibit 16.1 to our November 2, 2023 Form 8-K.
From October 1, 2023 through November 22, 2023, we did not consult with CohnReznick with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that would have been rendered on our consolidated financial statements, or any other matters set forth in Item 304(a)(2)(i) or (ii) of Regulation S-K.
Representatives of Frazier & Deeter are expected to attend the Annual Meeting, will have an opportunity to make a statement if they desire and will be available to respond to appropriate questions from stockholders. Representatives of CohnReznick and Daszkal are not expected to attend the Annual Meeting. Fees for professional services provided by our independent auditors in each of the last two fiscal years, in each of the following categories, are as follows:
	Frazier & Deeter Year Ended	Frazier & Deeter Year Ended	CohnReznick Year Ended	Daszkal Year Ended
	December 31, 2024	December 31, 2023	December 31, 2023	December 31, 2023
Audit Fees(1)	$590,000	$505,000	$80,610	$30,000
Audit-related fees(2)	—	—	—	—
Tax fees(3)	—	—	—	—
All other fees(4)	—	—	—
Total	$590,000	$505,000	$80,610	$30,000

(1)
Audit fees consist of fees billed for professional services rendered for the audit of our consolidated annual financial statements including fees related to compliance with the Sarbanes-Oxley Act of 2002, review of our quarterly consolidated financial statements included in our Quarterly Reports on Form 10-Q and services that are normally provided in connection with statutory and regulatory filings or engagements, consultations in connection with acquisitions and issuances of auditor consents and comfort letters in connection with SEC registration statements.

(2)
Audit-related fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.”

(3)
Tax fees consist of fees billed for professional services rendered for tax compliance, tax advice and tax planning (domestic and international). These services include assistance regarding federal, state and international tax compliance, acquisitions and international tax planning.

(4)
All other fees consist of fees for products and services other than the services reported above.

Pre-Approval Policies
All audit and non-audit services provided by our independent registered public accounting firm must be pre-approved by the Audit Committee. Unless the specific service has been previously pre-approved with respect to that year, the Audit Committee must approve the permitted service before the independent registered public accounting firm is engaged to perform it. The Audit Committee uses the following procedures in pre-approving all audit and non-audit services provided by our independent registered public accounting firm. At or before the first meeting of the Audit Committee each year, the Audit Committee is presented with a detailed listing of the individual audit and non-audit services and fees (separately describing audit-related services, tax services and other services) expected to be provided by our independent registered public accounting firm during the year. Quarterly, the Audit Committee is presented with an update of any new audit and non-audit services to be provided. The Audit Committee reviews the quarterly update and approves the services outlined therein if such services are acceptable to the Audit Committee.
Approval Requirement and Treatment of Votes
Provided that a quorum is present at the Annual Meeting, a majority of the shares of stock present in person or by proxy at the Annual Meeting and entitled to vote on this proposal is required to ratify Frazier & Deeter, LLC as our independent registered public accounting firm. To ratify Frazier & Deeter, LLC as our independent registered public accounting firm, the shares voted “FOR” this proposal must exceed the number of shares voted “AGAINST”. An abstention will have the same effect as a vote “AGAINST”. If you are a beneficial owner, your broker, bank or other nominee may vote your shares on this proposal without receiving voting instructions from you. If a broker does not exercise this authority, broker non-votes will have no effect on the outcome of Proposal 2.
Board Recommendation
The Board recommends a vote “FOR” the ratification of the appointment of our independent public accounting firm. Proxies will be voted “FOR” ratification unless otherwise specified.

CORPORATE GOVERNANCE
Board Leadership
The Board generally believes that the role of Executive Chairman of the Board and the role of Chief Executive Officer should be separate. The Executive Chairman of the Board provides guidance to the Chief Executive Officer with respect to strategic initiatives. The Executive Chairman also leads the Board in its discussions.
The Executive Chairman of the Board is Kenneth E. Shipley. Currently, Mr. Shipley also serves as the Interim Chief Executive Officer. While the Company is conducting a search for a new Chief Executive Officer, Mr. Shipley will serve as the Interim Chief Executive Officer of the Company. Once a new Chief Executive Officer is appointed, Mr. Shipley will step down from the Interim Chief Executive Officer role.
The Board currently has three standing committees (Audit, Compensation and Nominations and Corporate Governance) that are chaired and composed entirely of directors who are independent under Nasdaq and SEC rules. Given the role and scope of authority of these committees, and that a majority of the Board is composed of independent directors, the Board believes that its leadership structure is appropriate.
The Board is our ultimate decision-making body, except with respect to those matters reserved to the stockholders.
Code of Ethics
We have adopted a Code of Business Conduct and Ethics that applies to all our officers, directors and employees and an additional Code of Ethics that applies to the CEO and Senior Financial Officers. Both are posted on the Company’s website at www.legacyhousing.com under the Investor Relations section.
Risk Oversight
As part of its oversight functions, the Board is responsible for oversight of risk management at the Company. Responsibility for oversight of risk management is delegated by the Board to the Audit Committee.
Director Independence
Our common stock trades on The Nasdaq Global Select Market. Under Nasdaq rules, independent directors must comprise a majority of the listed company’s board of directors. In addition, Nasdaq rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and governance committees must be independent. Under Nasdaq rules, a director will only qualify as an “independent director” if, such director is not an executive officer or employee of the company, and in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.
Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act. In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee: (i) accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries; or (ii) be an affiliated person of the listed company or any of its subsidiaries.
Our Board undertook a review of its composition, the composition of its committees and the independence of each director. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, our Board has determined that Brian J. Ferguson, Skyler M. Howton and Jeffrey K. Stouder, representing a majority of our directors, were independent under the listing standards of Nasdaq and the requirements of the SEC and do not have any relationships that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Board Meetings
The Board met four times in 2024. All directors attended these meetings either in person or by telephone conference call.
Audit Committee
The Audit Committee oversees the accounting and financial reporting processes of the Company and the audits of the Company’s financial statements. The Audit Committee is responsible for assisting the Board in its oversight of: (i) the integrity of the consolidated financial statements of the Company; (ii) the Company’s compliance with legal and regulatory requirements; (iii) the independent auditor’s qualifications and independence; and (iv) the performance of the Company’s internal audit function.
The Audit Committee met six times in 2024. The members of our Audit Committee currently are Jeffrey K. Stouder (Chair), Brian J. Ferguson and Skyler M. Howton. A copy of our Audit Committee Charter is available on our website at www.legacyhousing.com under the Investor Relations section.
We believe that our audit committee members meet the requirements for financial literacy under the current requirements of the Sarbanes Oxley Act, Nasdaq and SEC rules and regulations. In addition, the Board has determined that Jeffrey K. Stouder qualifies as an audit committee financial expert within the meaning of SEC regulations. We have made this determination based on information received by our Board.
Compensation Committee
The Compensation Committee is tasked with reviewing the compensation provided to the Company’s executive officers and directors. The Compensation Committee met two times in 2024.
The current members of our Compensation Committee are Skyler M. Howton (Chair), Brian J. Ferguson and Jeffrey K. Stouder. A copy of our Compensation Committee Charter is available on our website at www.legacyhousing.com under the Corporate Governance tab of the Investor Relations section.
We believe that the current composition of our Compensation Committee meets the requirements for independence under any applicable provisions of the Sarbanes Oxley Act, Nasdaq and SEC rules and regulations.
Nominations and Corporate Governance Committee
The Nominations and Corporate Governance Committee is tasked with recommending director nominee(s) to the Board and considering any recommendations made by shareholders provided that the name of such nominees is accompanied by relevant biographical information and submitted in accordance with the procedures set forth above under “How and when may I submit a stockholder proposal, including a stockholder nomination for director, for the 2026 Annual Meeting?”
The Company has not adopted a written formal policy with regard to the consideration of diversity in identifying director nominees, but the Nominations and Corporate Governance Committee strives to nominate directors with a variety of complementary skills so that, as a group, the Board will possess the appropriate talent, skills and expertise to oversee the Company’s businesses. In addition to considering a candidate’s background and accomplishments, candidates are reviewed in the context of the current composition of the Board and the evolving needs of our businesses and the interests of our stockholders. The Company’s policy is to have at least a majority of directors qualify as “independent” under the listing requirements of Nasdaq.
In the event of a vacancy on the Board, the Nominations and Corporate Governance Committee intends to identify and evaluate candidates by making requests of Board members and others for recommendations, meeting from time to time to evaluate biographical information and background material relating to potential candidates, and having members of the Nominations and Corporate Governance Committee and the Board interview selected candidates. Assuming that appropriate biographical and background material is provided for candidates recommended by stockholders on a timely basis, and that any such nomination accompanied by a written consent of the candidate to being named as a nominee and to serve as a director if elected, the

Nominations and Corporate Governance Committee will evaluate director candidates recommended by stockholders by following substantially the same process, and applying substantially the same criteria, as it follows for director candidates submitted by Board members.
The current members of the Nominations and Corporate Governance Committee are Brian J. Ferguson (Chair) and Skyler M. Howton. A copy of our Nominations and Corporate Governance Committee Charter is available on our website at www.legacyhousing.com under the Corporate Governance tab of the Investor Relations section. The Nominations and Corporate Governance Committee met one time in 2024.
Director Attendance at Annual Meetings
Our Board encourages director attendance at our annual meetings of stockholders. All of our directors attended the Company’s 2024 annual meeting.
Policy for Stockholder Communications
Mail can be addressed to Legacy Housing Corporation, Attn: Chief Financial Officer, 1600 Airport Freeway, Suite 100, Bedford, Texas 76022. All mail will be opened and screened for security purposes. Mail addressed to a particular director will be forwarded or delivered to that director. Mail addressed to “Outside Directors” or “Non-Management Directors” will be forwarded or delivered to each of the non-employee directors. Mail addressed to the “Board of Directors” will be forwarded or delivered to the Executive Chairman of the Board.
Certain Relationships and Related Transactions
In addition to the compensation arrangements, including employment, termination of employment and change in control arrangements, discussed in the section titled “Executive Compensation,” the following is a description of each transaction since January 1, 2024 and each currently proposed transaction in which:
•
we have been or are to be a participant;

•
the amount involved exceeds $120,000; and

•
any related person had or will have a direct or indirect material interest.

Bell Mobile Homes (“Bell”), a retailer owned by Kenneth E. Shipley, purchases manufactured homes from the Company. During the fiscal year ended December 31, 2024, home sales to Bell were approximately $5,748,000. During the first nine months of 2025, home sales to Bell have been approximately $2,715,000.
Shipley Bros., Ltd. and Crazy Red’s Mobile Homes (together, “Shipley Bros.”), retailers owned by Kenneth E. Shipley and his brothers, purchase manufactured homes from the Company. During the fiscal year ended December 31, 2024, home sales to Shipley Bros. were approximately $2,545,000. During the first nine months of 2025, home sales to Shipley Bros. have been approximately $1,521,000.
Other than the transactions described above, there have been no transactions between the company and a related person that would be reportable under SEC rules or regulations.
Pursuant to a policy approved by the Board, all related party transactions must be disclosed to the Board, and the Board’s discretion, in reviewing such, is plenary.
Employee, Officer and Director Hedging and Trading Policy
At this time, the Company has not adopted a policy regarding the ability of officers, directors and employees to purchase financial instruments (including prepaid variable forward contracts, equity swaps, collars, and exchange funds) or otherwise engage in transactions, that hedge or offset, or are designed to hedge or offset, any decrease in the market value of the Company’s equity securities. Under our insider trading policy, the Company’s personnel may not engage in trading our shares while in possession of material non-public information.

Compensation Committee Interlocks and Insider Participation
None of the members of our Compensation Committee is an executive officer or employee of the Company. None of our executive officers serves as a member of the Board or compensation committee of any entity that has one or more executive officers serving on our Board or compensation committee.

AUDIT COMMITTEE REPORT
The Audit Committee assists the Board in overseeing and monitoring the integrity of the Company’s financial reporting process, compliance with legal and regulatory requirements related to financial reporting, and the quality of internal and external audit processes. The Audit Committee’s roles and responsibilities are set forth in a written charter, which is available on the Company’s website www.legacyhousing.com under the Investor Relations section.
Management of the Company is responsible for the consolidated financial statements and reporting process, including establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rule 13a-15(e)); establishing and maintaining internal control over financial reporting (as defined in Exchange Act Rule 13a-15(f)); evaluating the effectiveness of disclosure controls and procedures; evaluating the effectiveness of internal control over financial reporting; and evaluating any change in internal controls over financial reporting that has materially affected, or is reasonably likely to materially affect, internal controls over financial reporting. The independent registered public accounting firm is responsible for expressing an opinion on the conformity of these consolidated financial statements with accounting principles generally accepted in the United States, as well as expressing an opinion on the effectiveness of internal control over financial reporting.
In connection with the audit of the Company’s financial statements for the year ended December 31, 2024, the Audit Committee met with representatives from Frazier & Deeter, LLC, the Company’s independent registered public accounting firm, and the Company’s internal auditors. The Audit Committee reviewed and discussed with Frazier & Deeter, LLC and the Company’s internal auditors, the Company’s financial management and financial structure, as well as the matters relating to the audit required by the Public Company Accounting Oversight Board Auditing Standard.
The Audit Committee and Frazier & Deeter, LLC also discussed Frazier & Deeter, LLC’s independence. In March 2024, the Audit Committee received from Frazier & Deeter, LLC the written disclosures and the letter regarding Frazier & Deeter, LLC’s independence required by Public Company Accounting Oversight Board Rule 3526.
During the audit for the year ended December 31, 2024, material weaknesses were identified in our internal control over financial reporting, as disclosed in our in our Annual Report on Form 10-K for the year ended December 31, 2024. The following material weaknesses were identified: (i) control activities were not sufficiently designed, implemented, monitored or tested, and had a lack of documentation, review and approval of certain control activities, (ii) management did not have sufficient qualified accounting personnel to support the preparation of financial statements that comply with U.S. GAAP and SEC reporting requirements, and (iii) information technology general controls were not sufficiently designed, implemented or maintained over in-scope business processes and financial reporting systems.
The Audit Committee reviewed and discussed with management the Company audited financial statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC, as well as management’s assessment of internal controls over financial reporting. During 2025, management has continued the evaluation of the Company’s system of internal control over financial reporting in response to the requirements set forth in Section 404(a) of the Sarbanes-Oxley Act and related regulations.
Based on the reviews and discussions noted above, the Audit Committee recommended to the Board that the audited consolidated financial statements and related footnotes be included in Legacy’s Annual Report on Form 10-K for the year ended December 31, 2024.
The Audit Committee:
/s/ JEFFREY K. STOUDER

Jeffrey K. Stouder (Chair)
Brian J. Ferguson
Skyler M. Howton

SECURITY OWNERSHIP
The following table and accompanying footnotes set forth certain information with respect to the beneficial ownership of our common stock as of October 29, 2025, referred to in the table below as the “Beneficial Ownership Date,” by:
•
each person who is known to be the beneficial owner of 5% or more of the outstanding shares of our common stock;

•
each of our current directors and director nominees and each of our named executive officers individually; and

•
all our current directors, director nominees and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to stock options or warrants held by that person that are currently exercisable or exercisable within 60 days of the Beneficial Ownership Date and shares of restricted stock subject to vesting until the occurrence of certain events are deemed outstanding, but are not deemed outstanding for computing the percentage ownership of any other person. Percentage of beneficial ownership is based on 23,868,727 shares of common stock outstanding as of the Beneficial Ownership Date.
To our knowledge, except as set forth in the footnotes to this table and subject to applicable community property laws, each person named in the table has sole voting and investment power with respect to the shares set forth opposite such person’s name. Except as otherwise indicated, the address of each of the persons in this table is c/o Legacy Housing Corporation, 1600 Airport Freeway, Suite 100, Bedford, Texas 76022.
	Shares of Common Stock Beneficially Owned
Name and Address of Beneficial Owner	Number of Shares	Percentage
Directors and Executive Officers
Curtis D. Hodgson(1)	4,163,310	17.4%
Kenneth E. Shipley(2)	2,993,610	12.5%
Duncan Bates(3)	303,267	1.3%
Jeffrey M. Fiedelman(4)	8,598	*
Jeffrey K. Stouder	12,423	*
Brian J. Ferguson	390	*
Skyler M. Howton	390	*
5% Stockholders
William Shipley(5)	2,865,953	12.0%
Douglas Shipley(6)	2,885,978	12.1%
American Endowment Foundation(7)	2,161,000	9.1%
All directors, director nominees and executive officers as a group (7 persons)	7,481,988	30.1%

*
Less than 1% of outstanding shares of common stock

(1)
Mr. Hodgson’s beneficial ownership includes (a) 1,000,000 shares of common stock owned by Hodgson Ventures, a Texas limited partnership, of which Mr. Hodgson is the general partner, (b) 2,669,056 shares of common stock owned by the Hodgson 2015 Grandchild’s Trust, of which Mr. Hodgson shares voting and investment power with respect to such shares, and (c) 100,000 shares of common stock owned by Cusach, Inc., of which Mr. Hodgson controls.

(2)
Kenneth E. Shipley’s beneficial ownership includes 100,000 shares of common stock owned by Shipley Bros., Ltd., an entity controlled by Kenneth E. Shipley. Each of Kenneth E. Shipley’s brothers, William Shipley and Douglas Shipley, owns 2,865,953 and 2,885,978 shares of our common stock, respectively, as to which Kenneth E. Shipley disclaims any beneficial interest.

(3)
Mr. Bates’ beneficial ownership includes 270,000 shares of common stock issuable upon the exercise of stock options.

(4)
Mr. Fiedelman’s beneficial ownership includes 8,598 shares of common stock issuable upon the exercise of stock options.

(5)
Consists of 2,865,953 shares of common stock beneficially owned by William Shipley. The foregoing information is based solely upon a Form 4 filed by Mr. Shipley on February 20, 2024. William Shipley is Kenneth E. Shipley’s brother. Kenneth E. Shipley disclaims any beneficial interest in the shares beneficially owned by William Shipley.

(6)
Consists of 2,885,978 shares of common stock beneficially owned by Douglas Shipley. The foregoing information is based solely upon a Form 4/A filed by Mr. Shipley on February 21, 2024. Douglas Shipley is Kenneth E. Shipley’s brother. Kenneth E. Shipley disclaims any beneficial interest in the shares beneficially owned by Douglas Shipley.

(7)
Consists of 2,161,000 shares of common stock beneficially owned by American Endowment Foundation (“AEF”), over which AEF has shared voting power of 2,161,000 shares and shared dispositive power over 2,161,000 shares. The principal business address of AEF is 5700 Darrow Road, Suite 118, Hudson, Ohio 44236. The foregoing information is based solely upon a Schedule 13G filed by AEF on February 12, 2025.

Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires that our directors and executive officers, and persons who own more than ten percent (10%) of our common stock, file with the SEC initial statements of beneficial ownership of common stock and statements of changes in beneficial ownership of common stock.
To the best of our knowledge based solely on a review of Forms 3, 4, and 5 (and any amendments thereof) received by us during or with respect to the year ended December 31, 2024, the following persons failed to file, on a timely basis, the identified reports required by Section 16(a) of the Exchange Act during fiscal year ended December 31, 2024:
Name and Principal Position	Number Of Late Reports	Transactions Not Reported In A Timely Manner	Number Of Reports Not Filed
R. Duncan Bates, former President and CEO	1	1	—
Curtis D. Hodgson, Director	1	1	—
Skyler M. Howton, Director	2	1	—
Brian Ferguson, Director	1	1	—
Jeffrey K. Stouder	1	1	—

MANAGEMENT
Officers of the Company
Our current executive officers are:
Name	Age	Position with the Company
Kenneth E. Shipley	66	Co-Founder, Chairman of the Board and Interim Chief Executive Officer
Ronald C. Arrington	63	Interim Chief Financial Officer
See “Proposal 1 — Election of Directors” above for biographical information concerning Mr. Shipley.
Ronald C. Arrington serves as Interim Chief Financial Officer until the appointment of his successor. Prior to his appointment as the Interim Chief Financial Officer, Mr. Arrington served as a Development Manager at the Company from September 2024 to October 2025 and previously served as the Company’s Chief Financial Officer from May 2022 to September 2023. Mr. Arrington, in a career spanning more than 35 years, has served as chief financial officer, finance vice president and corporate controller for aerospace, construction, manufacturing and retail companies, including serving as a contract consultant to Dave & Buster’s Inc. and Fabulous Floors from October 2023 to July 2024 and the Controller for XIT Paving and Construction from May 2021 to May 2022. He brings extensive experience in operational finance, financial management systems, operational restructuring and process improvement. Mr. Arrington earned his Bachelor of Business Administration degree from the University of Texas at Arlington and is a Certified Public Accountant.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
Executive Summary
The Compensation Committee, which includes our independent directors, oversees an executive compensation program that is intended to align the interests of our executive officers with those of our shareholders, link compensation paid with performance achieved, and attract, retain and motivate our key executives.
Our named executive officers (“NEOs”) are shown in the Summary Compensation Table below and include (i) all persons serving as our principal executive officers during the year ended December 31, 2024, and (ii) our two other most highly compensated executive officers during the year ended December 31, 2024, other than our principal executive, who received compensation during the year ended December 31, 2024 of at least $100,000.
The annual compensation of our executive officers consists of a base salary and a discretionary bonus. The purpose of the base salary is to provide a fixed amount of cash compensation that is not variable and is generally competitive with market practices. The purpose of the bonus is to provide a variable cash incentive based on performance. In addition, our former chief executive officer and former chief financial officer each received stock option grants upon hire (as disclosed in the Company’s Form 8-K filings). The annual compensation of our two co-founders, Mr. Hodgson and Mr. Shipley, is nominal as their significant equity positions in the Company drive their total compensation. The Company does not have a formal compensation plan.
Risk Considerations
The Compensation Committee has considered whether our executive compensation program creates risks that are reasonably likely to have a material adverse effect on the Company and concluded that it does not. In reaching its conclusion, the Committee considered the Company’s strategic goals and operational practices and evaluated the design of its compensation programs to assess whether these programs foster a business environment that might drive inappropriate decision-making or behavior. The majority of our management’s cash compensation typically consists primarily of base salary, which we believe mitigates inappropriate or excessive risk-taking that could harm stockholder value. To the extent that executives receive equity incentive awards, historically such awards have been long-term awards that were intended to align executives’ interests with those of our stockholders.
Summary Compensation Table
The table below shows the compensation paid to or earned by our NEOs for the years ending December 31, 2024 and December 31, 2023 and the positions such NEOs held during the year ended December 31, 2024.
Name and Position	Years	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Nonequity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Kenneth E. Shipley Executive Vice President and Chairman of the Board(1)	2024	50,000	—	—	—	—	—	—	50,000
	2023	50,000	—	—	—	—	—	—	50,000
R. Duncan Bates Former President and Chief Executive Officer(2)	2024	300,000	100,000	—	—	—	—	—	400,000
	2023	300,000	100,000	—	—	—	—	—	400,000

Name and Position	Years	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Nonequity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Jeffrey M. Fiedelman Former Chief Financial Officer(3)	2024	276,058	27,500	—	—	—		—	303,558
	2023	76,154	10,000	—	349,740	—	—	—	435,894

(1)
Mr. Shipley was Executive Vice President and Director in 2024; effective December 4, 2024, he became Chairman of the Board.

(2)
Mr. Bates resigned from the Company in October 2025.

(3)
Mr. Fiedelman resigned from the Company in October 2025.

Employment Agreements
Kenneth E. Shipley Employment Agreement.   On November 27, 2018, we entered into an employment agreement with Kenneth E. Shipley to serve as our Co-Chief Executive Officer. From February 2019 to June 2022, Mr. Shipley served as our President and sole Chief Executive Officer, and in June 2022, Mr. Shipley became our Executive Vice President. In December 2024, Mr. Shipley became Chairman of the Board. Mr. Shipley’s initial term of the employment agreement expired on December 31, 2021, and his current term of employment automatically extends for one year, every year on December 31. Under his employment agreement, Mr. Shipley’s annual base salary is $50,000, and he is entitled to receive such health, death, disability, and other insurance benefits, and to participate in such retirement and other plans, as are made available to other executive officers of the Company. The employment agreement provides for customary provisions for the termination of Mr. Shipley’s employment. Mr. Shipley is entitled to receive his base salary for the remaining portion of the employment period if he is terminated without cause. Additionally, in the event Mr. Shipley’s employment with us is terminated within one year after a change of control (as defined in the employment agreement) for certain reasons, we have agreed to pay Mr. Shipley an amount equal to two years’ compensation at his then current rate of pay. The employment agreements also contain customary confidentiality, intellectual property, non-solicitation and non-competition covenants.
Duncan Bates Employment Agreement.   On June 7, 2022, we entered into an employment agreement with Duncan Bates to serve as our President and Chief Executive Officer. The employment agreement provided for Mr. Bates to receive a base salary of $300,000 per year and a restricted stock award of 14,700 shares of Company common stock. The employment agreement granted Mr. Bates (i) qualified stock options valued at $1,000,000 that vest at a rate of 10% per year, (ii) an option to purchase 300,000 shares of Company common stock at an exercise price of $36 per share, which would vest one-tenth on each anniversary of the effective date and have a term of ten years and (iii) an option to purchase 600,000 shares of Company common stock at an exercise price of $48 per share, which would vest one-tenth on each anniversary of the effective date and have a term of ten years; each of these grants were subject to the terms of the Company’s 2018 Incentive Compensation Plan. The employment agreement provided for customary provisions for the termination of Mr. Bates’ employment. The employment agreement also contained customary confidentiality, intellectual property, non-solicitation and non-competition covenants. On September 27, 2025, Mr. Bates voluntarily resigned as the President and Chief Executive Officer, effective October 10, 2025.
Jeffrey M. Fiedelman Employment Agreement.   On September 10, 2023, we entered into an employment agreement with Jeffrey M. Fiedelman to serve as our Chief Financial Officer. The employment agreement provided for Mr. Fiedelman to receive a base salary of $275,000 per year. Mr. Fiedelman was eligible for an annual incentive bonus that would be determined by the Board. The employment agreement granted Mr. Fiedelman qualified stock options valued at $500,000 that vested at a rate of 20% per year and would be subject to the terms of the Company’s 2018 Incentive Compensation Plan. The employment agreement provided for customary provisions for the termination of Mr. Fiedelman’s employment. The employment agreement also contained customary confidentiality, intellectual property, non-solicitation and non-competition covenants. On October 6, 2025, Mr. Fiedelman voluntarily resigned as the Chief Financial Officer, effective October 10, 2025.

Employee Benefits
Our NEOs participate in the same employee benefit plans that are made available to the Company’s employees generally. We do not provide a defined benefit pension plan for our NEOs or other employees. Our currently employed NEOs are eligible to participate in our 401(k) plan on the same terms as are generally provided to our full-time employees. The Company provides matching contributions in respect of a portion of the participant’s elective deferrals under the 401(k) plan. We do not provide any nonqualified deferred compensation plans for our NEOs.
Clawback Policy
The Company adopted an executive compensation clawback policy in December 2023, that provides for the recoupment from certain executives of incentive compensation in the event of an accounting restatement or the occurrence of other clawback events described in the policy. The policy is designed to deter and prevent detrimental conduct and to protect our investors from financial misconduct.
Outstanding Equity Awards
The following table lists outstanding equity awards held by our NEOs as of December 31, 2024.
		Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity incentive Plan awards: Number of securities underlying unexercised unearned options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested (#)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)
Duncan Bates(1)	6/7/22	—	49,968	—	16.01	6/7/32
	6/7/22	60,000	240,000	—	36.00	6/7/32
	6/7/22	120,000	480,000	—	48.00	6/7/32
Jeffrey M. Fiedelman(2)	12/1/23	4,299	17,197	—	23.26	12/1/28

(1)
Mr. Bates received the awards upon joining the Company as Chief Executive Officer in June 2022.

(2)
Mr. Fiedelman received the award upon joining the Company as Chief Financial Officer in September 2023.

Pension Benefits and Nonqualified Deferred Compensation
We do not provide any pension benefits, nonqualified defined contribution or other deferred compensation plans for our NEOs.
Potential Payments Upon Termination or Change of Control
This section describes the payments and benefits that may be payable upon certain terminations of employment or a change of control and the events that trigger them pursuant to the employment agreements for Messrs. Shipley, Bates and Fiedelman. Certain equity awards held by these NEOs are subject to accelerated vesting on a change in control. This section describes the payments and benefits that may be payable upon certain terminations of employment or a change of control and the events that trigger them.
Our payment obligations under each employment agreement are contingent upon the NEO executing and delivering a reasonable general release of claims in favor of the Company. Mr. Shipley does not have this requirement.

The employment agreements for these NEOs require the NEO to satisfy the following obligations:
1.
During his employment and for 12 months following his termination of employment the NEO must comply with the provisions of a covenant not to compete, except for Mr. Fiedelman who must comply for six months if he terminates employment voluntarily or for 12 months if he is terminated by the Company for cause, death or disability, or without cause after a change of control.

2.
During his employment and for 24 months following his termination of employment, the NEO must comply with a customary non-solicitation covenant.

3.
During his employment and at all times subsequent to the last day of his employment, the NEO must comply with a customary confidentiality covenant.

There are four categories of events related to a termination of employment that can trigger payments or other benefits to our NEOs: (i) death and disability; (ii) involuntary termination; (iii) voluntary termination; and (iv) change of control (followed by an involuntary termination). The following chart describes each category.
Death or Disability.   Upon the termination of any NEO’s employment as a result of death or disability, the Company does not have any continuing obligation after termination to the NEO or the NEO’s estate.
Involuntary Termination.   The Company may terminate an NEO for cause or without cause. Termination for cause occurs when we decide to terminate a NEO based on our good faith determination that one of certain events has occurred. In this case, the Company does not have any continuing obligation after termination to the NEO. Termination without cause occurs when we decide to terminate the NEO’s employment for any reason other than for cause or disability. For Mr. Shipley and Mr. Bates, the Company is obligated to provide benefits for 12 months following termination. For Mr. Shipley, the Company is obligated to pay his base salary for the remainder of his employment period as stated in his employment agreement as if he was still employed by the Company. For Mr. Bates, the Company is obligated to pay his base salary for 12 months following termination plus a prorated bonus amount, both paid as if he was still employed by the Company. For Mr. Fiedelman, the Company does not have any continuing obligation.
Voluntary Termination.   The NEO may terminate his employment voluntarily, in which case the Company does not have any continuing obligation to the NEO.
Change of Control.   For Mr. Shipley, if his employment is terminated within 12 months after a change in control (as defined in his employment agreement), the Company is obligated to pay his base salary for 24 months following termination. For Mr. Bates and Mr. Fiedelman, if their employment is terminated within 24 months after a change in control (as defined in their employment agreements), the Company is obligated to pay their base salary for 12 months following termination in a lump sum payment. Mr. Bates and Mr. Fiedelman hold equity awards that are subject to accelerated vesting upon a change of control.
The following table and footnotes present potential payments to each NEO as if the NEO’s employment had been terminated on December 31, 2024 involuntarily, without cause, and/or if a change in control had occurred on such date.

Name	Change of Control ($)	Involuntary Termination Without Cause ($)
Duncan Bates
Salary continuation	300,000	300,000
Annual bonus	—	—
Equity awards(1)	433,223	—
Kenneth E. Shipley
Salary continuation(2)	100,000	45,835
Annual bonus	—	—
Equity awards	—	—
Jeffrey M. Fiedelman
Salary continuation	275,000	—
Annual bonus	—	—
Equity awards(3)	24,420	—

(1)
Mr. Bates’ equity awards include unvested stock options that would vest upon a change of control. Stock option value is based on the difference between the Company’s closing stock price at December 31, 2024 and the exercise price. Mr. Bates did not receive any payments upon his resignation effective October 10, 2025, and the Company does not have any continuing obligation to Mr. Bates following his resignation.

(2)
Mr. Shipley has a one-year term of employment that automatically renews annually. The current employment period terminates in November 2025.

(3)
Mr. Fiedelman’s equity awards include unvested stock options that would vest upon a change of control. Stock option value is based on the difference between the Company’s closing stock price at December 31, 2024 and the exercise price. Mr. Fiedelman did not receive any payments upon his resignation effective October 10, 2025, and the Company does not have any continuing obligation to Mr. Fiedelman following his resignation.

Policies and Practices Related to the Grant of Certain Equity Awards
We grant a variety of equity awards, including:
•
Stock Options: Incentive stock options and non-qualified stock options with exercise prices at or above fair market value on the grant date.

•
Restricted Stock Units (“RSUs”): Units representing the right to receive shares of common stock upon vesting.

•
Performance-Based Awards: Equity awards that vest based on achievement of specified performance goals.

Although we do not have a formal policy with respect to the timing of our equity award grants, the Compensation Committee has generally granted equity awards pursuant to the terms of the applicable equity incentive plan and associated award agreements. Generally, grants to executive officers and employees occur on a set schedule, such as at the annual meeting of the Board or Compensation Committee, upon commencement of employment or in other special circumstances. Neither the Board nor the Compensation Committee takes material nonpublic information into account when determining the timing or terms of equity awards, including with respect to options, nor do we time the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation. The exercise price for stock options is set at or above the fair market value of our Common Stock on the date of grant, as determined by the closing price on our principal stock exchange.
Our Compensation Committee reviews and proposes equity awards for executive officers and directors, considering individual performance, competitive market practices, and alignment with company goals. Said proposals are then forwarded to the Board for approval. For non-executive employees, Qualified Stock Option awards are typically administered by the Chief Executive Officer, consistent with established guidelines.
Equity awards generally vest over a multi-year period, typically five years, subject to continued service. Certain awards may vest based on performance criteria. Unvested awards are forfeited upon termination of employment or service, except as otherwise provided in award agreements or severance arrangements. The Board or Compensation Committee may adjust awards as necessary to reflect corporate events such as stock splits, recapitalizations, or mergers. The Company generally prohibits repricing of stock options without shareholder approval.
In alignment with corporate governance best practices, equity awards are subject to clawback or recoupment in the event of material financial restatements or violations of company policies, as determined by the Board.
During the last completed fiscal year, we did not make any stock option awards to our NEOs during the period beginning on the four-business day before the filing of any Form 10-K, 10-Q or 8-K and ending one business day after the filing of such report that contained material nonpublic information (as defined in Item 402(x) of Regulation S-K). Accordingly, no tabular disclosure under Item 402(x)(2)(ii) of Regulation S-K is required.
CEO Pay Ratio Disclosure
In accordance with Section 953(b) of the Dodd-Frank Act, and Item 402(u) of Regulation S-K, we are providing the ratio of the annual total compensation of our CEO to the annual total compensation of our median employee. In determining the median compensated employee, SEC rules allow companies to adopt a variety of methodologies, apply certain exclusions, and make reasonable estimates and assumptions reflecting their unique employee populations. Therefore, our reported pay ratio may not be comparable to that reported by other companies due to differences in industry, business models and scale, as well as the different estimates, assumptions, and methodologies applied by other companies in calculating their respective pay ratios.
Excluding our CEO, we identified our median employee by preparing a list of all 594 individuals employed by the Company as of December 31, 2024, and examined the total compensation paid to each such individual as reflected in the Company’s payroll records. We included all employees (other than our CEO), whether employed on a full-time, part-time, seasonal or temporary basis. We annualized compensation for any permanent employees who were not employed by us for all of 2024.
The 2024 annual total compensation of our CEO was $400,000. The 2024 annual total compensation of our median employee was $32,240, and the ratio of these amounts is approximately 12:1.
Pay Versus Performance
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid and certain measures of financial performance of the Company.
The following table provides information regarding Compensation Actually Paid (“CAP”) to our Principal Executive Officer (“PEO”) and non-PEO NEOs during the last three fiscal years.
Year	Summary Compensation Table Total for Duncan Bates ($)(1)	Compensation Actually Paid to Duncan Bates ($)(2)	Summary Compensation Table Total for Kenneth E. Shipley ($)(3)	Compensation Actually Paid to Kenneth E. Shipley ($)(2)	Average Summary Compensation Table Total for Non-PEO NEOs ($)(4)	Average Compensation Actually Paid to Non-PEO NEOs ($)(5)	Value of Initial Fixed $100 Investment Based On: Total Shareholder Return ($)(6)	Net Income (in thousands) ($)(7)
2024	400,000	(1,155,827)	—	—	176,779	279,416	93.24	61,642
2023	400,000	587,176	—	—	219,171	26,046	95.28	54,460
2022	5,032,412	8,751,772	50,000	50,000	1,626,155	1,711,072	71.63	67,773

(1)
During part of fiscal year 2022 and for the full fiscal years of 2023 and 2024, Duncan Bates served as our PEO.

(2)
The dollar amounts reported in this column represent the amount of “compensation actually paid” to Messrs. Bates and Shipley as computed in accordance with Item 402(v) of Regulation S-K. The amounts do not reflect the actual amount of compensation earned by or paid to Messrs. Bates and Shipley during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the adjustments reflected in this table were made to Mr. Bates’ total compensation for 2024 to determine the compensation actually paid:

Adjustments to the Summary Compensation Table Total to arrive at CAP for our PEO are shown below. No adjustments were necessary for defined benefit and pension plans or dividends. The assumptions used for determining the fair values shown in this table are consistent with those used to determine the fair values disclosed as of the grant date of such awards.
Year	Summary Compensation Table Total ($)	Less: Grant Date Fair Value of Equity Awards Granted in Fiscal Year ($)	Plus: Fair Value of Outstanding Unvested Equity at Fiscal Year End (Current Year Awards) ($)	Plus: Change in Fair Value of Outstanding and Unvested Equity Granted in Prior Fiscal Years ($)	Plus: Fair Value at Vesting of Equity Awards Granted in Fiscal Year that Vested During Fiscal Year ($)	Plus: Change in Fair Value as of Vesting Date of Equity Granted in Prior Fiscal Years for which Applicable Vesting Conditions were Satisfied During Fiscal Year ($)	Less: Fair Value As of Prior Fiscal Year-End of Equity Awards Granted in Prior Fiscal Years that Failed to Meet Applicable Vesting Conditions During Fiscal Year ($)	Compensation Actually Paid to PEO ($)
2024	400,000	—	—	(1,565,986)	—	10,159	—	(1,155,827)

(3)
During part of fiscal year 2022, Kenneth E. Shipley served as our PEO.

(4)
During 2024, our Non-PEO NEOs were Kenneth E. Shipley and Jeffrey M. Fiedelman; during 2023, our Non-PEO NEOs were Curtis D. Hodgson, Kenneth E. Shipley, Jeffrey V. Burt, Ronald C. Arrington and Jeffrey M. Fiedelman; during 2022, our Non-PEO NEOs were Curtis D. Hodgson, Jeffrey V. Burt and Ronald C. Arrington.

(5)
The dollar amounts reported in this column represent the average amount of “compensation actually paid” to the Non-PEO NEOs as a group as identified in footnote 4 above, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual average of compensation earned by or paid to these NEOs as a group during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to the average total compensation for these NEOs as a group for 2024 to determine the compensation actually paid.

Adjustments to the Summary Compensation Table Total to arrive at CAP for non-PEO NEOs (shown as an average) are presented below. No adjustments were necessary for defined benefit and pension plans or dividends.
Year	Summary Compensation Table Total For Non-PEO NEOs ($)	Less: Grant Date Fair Value of Equity Awards Granted in Fiscal Year ($)	Plus: Fair Value of Outstanding Unvested Equity at Fiscal Year End (Current Year Awards) ($)	Plus: Change in Fair Value of Outstanding and Unvested Equity Granted in Prior Fiscal Years ($)	Plus: Fair Value at Vesting of Equity Awards Granted in Fiscal Year that Vested During Fiscal Year ($)	Plus: Change in Fair Value as of Vesting Date of Equity Granted in Prior Fiscal Years for which Applicable Vesting Conditions were Satisfied During Fiscal Year ($)	Less: Fair Value As of Prior Fiscal Year-End of Equity Awards Granted in Prior Fiscal Years that Failed to Meet Applicable Vesting Conditions During Fiscal Year ($)	Compensation Actually Paid to Non-PEO NEOs ($)
2024	176,779	—	134,096	—	—	—	(31.459)	279,416

(6)
Cumulative total shareholder return is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between the share price at the end and the beginning of the measurement period by the share price at the beginning of the measurement period. For purposes of these amounts, the beginning of the measurement period is December 31, 2022.

(7)
The dollar amounts reported represent the amount of net income reflected in our Company’s audited financial statements for the applicable year.

Relationships Between Certain Data in the Pay Versus Performance Table
The graph below illustrates the relationship between CAP and cumulative total shareholder return. The cumulative total shareholder return assumes $100 was invested for the period starting December 31, 2021 through the end of the listed fiscal year. The graph shows CAP for both PEOs, Duncan Bates and Kenneth Shipley.

CAP vs Cumulative Total Shareholder Return
10,000,000
8,000,000
6,000,000
4,000,000
2,000,000
-
(2,000,000)
Compensation Actually Paid ($)
$200
$180
$160
$140
$120
$100
$80
$60
$40
$20
$0
Shareholder Return (FYE 2024 indexed to $100)
$71.63
1,711,072
50,000
$95.28
0
26,046
$93.24
0
284,182
2022
2023
2024
Fiscal Year
PEO 1 Compensation Actually Paid
PEO 2 Compensation Actually Paid
Average Non-PEO NEO Compensation Actually Paid
TSR

The graph below illustrates the relationship between CAP and net income. The graph shows CAP for both PEOs, Duncan Bates and Kenneth E. Shipley.

CAP vs Net Income
10,000,000
8,000,000
6,000,000
4,000,000
2,000,000
-
(2,000,000)
100,000
90,000
80,000
70,000
60,000
50,000
40,000
30,000
20,000
10,000
-
Compensation Actually Paid ($)
Net Income ($ in thousands)
$67,773
$54,460
$61,642
1,711,072
50,000
0
26,046
0
284,182
2022
2023
2024
Fiscal Year
PEO 1 compensation Actually Paid
PEO 2 compensation Actually Paid
Average Non-PEO NEO Compensation Actually Paid
Net Income

We structure our executive compensation program to award compensation based on individual and Company performance, to be competitive in the market and to retain our executives.
2018 Incentive Compensation Plan
Our Board and the holders of a majority of our outstanding shares of common stock adopted our 2018 Incentive Compensation Plan (the “Plan”) prior to the closing of our IPO. The purpose of our Plan is to assist us in attracting, motivating, retaining and rewarding high quality executives and other employees, officers, directors, consultants and other persons who provide services to us.
Administration.   Our Plan is to be administered by our Compensation Committee, provided, however, that except as otherwise expressly provided in the Plan, the Board may exercise any power or authority granted to the committee under our Plan. Subject to the terms of our Plan, the committee is authorized to select eligible persons to receive awards, determine the type, number and other terms and conditions of, and all other matters relating to, awards, prescribe award agreements (which need not be identical for each participant), and the rules and regulations for the administration of the Plan, construe and interpret the Plan and award agreements, and correct defects, supply omissions or reconcile inconsistencies in them, and make all other decisions and determinations as the committee may deem necessary or advisable for the administration of our Plan.
Eligibility.   The persons eligible to receive awards under our Plan are the officers, directors, employees, consultants and other persons who provide services to us. An employee on leave of absence may be considered as still in the employ of our company for purposes of eligibility for participation in our Plan.
Types of Awards.   Our Plan provides for the issuance of stock options, stock appreciation rights, or SARs, restricted stock, deferred stock, dividend equivalents, bonus stock and awards in lieu of cash compensation, other stock-based awards and performance awards. Performance awards may be based on the achievement of specified business or personal criteria or goals, as determined by the committee.
Shares Available for Awards.   The total number of shares of common stock that may be subject to the granting of awards under our Plan at any time during the term of the Plan will be equal to 2,500,000 shares. This limit will be increased by the number of shares with respect to which awards previously granted under our Plan that are forfeited, expire or otherwise terminate without issuance of shares, or that are settled for cash or otherwise do not result in the issuance of shares, and the number of shares that are tendered (either actually or by attestation) or withheld upon exercise of an award to pay the exercise price or any tax withholding requirements.
Stock Options and Stock Appreciation Rights.   The committee is authorized to grant stock options, including both incentive stock options, or ISOs, which can result in potentially favorable tax treatment to the participant, and non-qualified stock options, and stock appreciation rights entitling the participant to receive the amount by which the fair market value of a share of common stock on the date of exercise exceeds the grant price of the stock appreciation right. The exercise price per share subject to an option and the grant price of a stock appreciation right are determined by the committee, but in the case of an ISO must not be less than the fair market value of a share of common stock on the date of grant. For purposes of our Plan, the term “fair market value” means the fair market value of common stock, awards or other property as determined by the committee or under procedures established by the committee. The maximum term of each option or stock appreciation right, the times at which each option or stock appreciation right will be exercisable, and provisions requiring forfeiture of unexercised options or stock appreciation rights at or following termination of employment generally are fixed by the committee, except that no option or stock appreciation right may have a term exceeding ten years.
Restricted and Deferred Stock.   The committee is authorized to grant restricted stock and deferred stock. Restricted stock is a grant of shares of common stock which may not be sold or disposed of, and which may be forfeited in the event of certain terminations of employment, prior to the end of a restricted period specified by the committee. A participant granted restricted stock generally has all of the rights of a stockholder of our company, unless otherwise determined by the committee. An award of deferred stock confers upon a participant the right to receive shares of common stock at the end of a specified deferral period, subject to possible forfeiture of the award in the event of certain terminations of employment prior to the end of a specified restricted period. Prior to settlement, an award of deferred stock carries no voting or dividend rights or other rights associated with share ownership, although dividend equivalents may be granted, as discussed below.
Other Terms of Awards.   Awards may be settled in the form of cash, shares of common stock, other awards or other property, in the discretion of the committee. The committee may require or permit participants to defer the settlement of all or part of an award in accordance with such terms and conditions as the committee may establish, including payment or crediting of interest or dividend equivalents on deferred amounts, and the crediting of earnings, gains and losses based on deemed investment of deferred amounts in specified investment vehicles. The committee is authorized to place cash, shares of common stock or other property in trusts or make other arrangements to provide for payment of our obligations under our Plan.
Awards under our Plan are generally granted without a requirement that the participant pay consideration in the form of cash or property for the grant (as distinguished from the exercise), except to the extent required by law. The committee may, however, grant awards in exchange for other awards under our Plan, awards under other company plans or other rights to payment from us, and may grant awards in addition to and in tandem with such other awards, rights or other awards.
Acceleration of Vesting; Change in Control.   The committee may, in its discretion, accelerate the exercisability, the lapsing of restrictions or the expiration of deferral or vesting periods of any award, and such accelerated exercisability, lapse, expiration and if so provided in the award agreement or otherwise determined by the committee, vesting will occur automatically in the case of a “change in control” of our company, as defined in our Plan (including the cash settlement of stock appreciation rights which may be exercisable in the event of a change in control). In addition, the committee may provide in an award agreement that the performance goals relating to any performance award will be deemed to have been met upon the occurrence of any “change in control.”

Amendment and Termination.   The Board may amend, alter, suspend, discontinue or terminate our Plan or the committee’s authority to grant awards without further stockholder approval, except stockholder approval must be obtained for any amendment or alteration if such approval is required by law or regulation or under the rules of any stock exchange or quotation system on which shares of common stock are then listed or quoted. Thus, stockholder approval may not necessarily be required for every amendment to our Plan which might increase the cost of our Plan or alter the eligibility of persons to receive awards. Stockholder approval will not be deemed to be required under laws or regulations, such as those relating to ISOs, that condition favorable treatment of participants on such approval, although the Board may, in its discretion, seek stockholder approval in any circumstance in which it deems such approval advisable. Our Plan will terminate at the earliest of (a) such time as no shares of common stock remain available for issuance under our Plan, (b) termination of our Plan by the Board, or (c) the tenth anniversary of the effective date of the Plan. Awards outstanding upon expiration of our Plan will remain in effect until they have been exercised or terminated, or have expired.
It is intended that any amounts payable under the Plan will either be exempt from Section 409A of the Code or will comply with Section 409A (including Treasury regulations and other published guidance related thereto) so as not to subject an employee to payment of any other additional tax, penalty or interest imposed under Section 409A of the Code.
Director Compensation
Directors who are also officers or employees of the Company do not receive any special or additional remuneration for service on the board. We currently compensate each non-employee director through annual restricted stock grants and by paying annual fees for their participation on the board and on respective board committees. Our directors receive compensation of $10,000 per quarter, as well as an annual award of $10,000 in restricted stock grants that vest as of the next annual meeting or in one year. We also compensate our directors for serving as a committee member and a committee chair. Our Board reviews director compensation annually or when circumstances exist requiring reexamination and adjusts it according to then current market conditions and good business practices. The following table provides information regarding compensation paid to each non-employee director during the year ended December 31, 2024:
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)	Non-equity incentive plan compensation ($)	Nonqualified deferred compensation earnings ($)	All other compensation ($)	Total ($)
Jeffrey K. Stouder	57,000	10,000	—	—	—	—	67,000
Brian J. Ferguson	52,000	10,000	—	—	—	—	62,000
Francisco J. Coll(2)	10,000	—	—	—	—	—	10,000
Skyler M. Howton(2)	10,000	10,000	—	—	—	—	20,000

(1)
Amounts in this column reflect the fair value of restricted stock based on the closing price of the Company’s stock on the grant date.

(2)
Mr. Coll resigned in May 2024, and he was replaced by Ms. Howton in December 2024.

ANNUAL REPORT
A copy of our Annual Report on Form 10-K for the year ended December 31, 2024 has been provided to all stockholders as of October 29, 2025. Stockholders are referred to the report for financial and other information about us, but such report is not incorporated in this proxy statement and is not a part of the proxy soliciting material.
We will provide without charge to any stockholder, as of the record date, copies of our Annual Report, upon written request delivered to Ronald Arrington, Chief Financial Officer, at the Company’s offices at 1600 Airport Freeway, Suite 100, Bedford, Texas 76022.
By Order of the Board of Directors,

Kenneth E. Shipley
Interim Chief Executive Officer
November 12, 2025
Bedford, Texas

2025 1. Election of Directors. (1) Curtis D. Hodgson (2) Kenneth E. Shipley (3) Brian J. Ferguson (4) Skyler M. Howton (5) Jeffrey K. Stouder 2. Ratify the appointment of Frazier & Deeter, LLC as our independent registered public accounting firm for the year ending December 31, 2025 LEGACY HOUSING CORPORATION FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED Signature_________________________________ Signature, if held jointly_________________________________ Date___________2025. Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such. Please mark your votes like this X 201732 Legacy Housing Corp Proxy Card - Front CONTROL NUMBER PROXY THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE ”FOR” EACH OF THE DIRECTOR NOMINEES AND “FOR” PROPOSAL 2. PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY. INTERNET – www.cstproxyvote.com Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares. MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided. Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on December 17, 2025. YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY. IMMEDIATE - 24 Hours a Day, 7 Days a Week or by Mail Vote by Internet - QUICK EASY FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN

2025 FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED PROXY LEGACY HOUSING CORPORATION THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING TO BE HELD ON DECEMBER 18, 2025 201732 Legacy Housing Corp Proxy Card - Back The undersigned appoints Kenneth E. Shipley and Ronald C. Arrington, and each of them, as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of Legacy Housing Corporation, held of record by the undersigned at the close of business on October 29, 2025 at the Annual Meeting of Stockholders of Legacy Housing Corporation to be held on December 18, 2025, or at any adjournment thereof. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF ELECTING THE FIVE NOMINEES TO THE BOARD OF DIRECTORS AND IN FAVOR OF RATIFYING THE APPOINTMENT OF FRAZIER & DEETER, LLC AS LEGACY HOUSING CORPORATION’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2025. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. (Continued and to be marked, dated and signed on reverse side) Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held December 18, 2025 The Proxy Statement and our 2025 Annual Report to Stockholders are available at https://www.cstproxy.com/legacyhousingcorp/2025